Exhibit 10.2

PROMISSORY NOTE

October 4, 2019

$2,500,000.00	Minneapolis, Minnesota

The Coretec Group Inc., an Oklahoma corporation (“Borrower”), for value received, hereby promises to pay to the order of Diversified Alpha Fund of Navigator Global Fund Manager Platform SPC, a Grand Cayman entity (“Lender”), with an office at c/o Mainstream Fund Services Ltd., 3rd Floor, Citrus Grove, Goring Avenue, P.O. Box 10364, Grand Cayman, or its assigns, in lawful money of the United States of America, up to the principal sum of Two Million Five Hundred Thousand and 00/100th Dollars ($2,500,000.00), or such amount as has been advanced by Lender as shown on the Lender’s records and may be outstanding at any time, together with interest at a rate of ten percent (10%) per annum. Interest shall be computed based on the actual number of days elapsed in a 360-day year.  Interest shall accrue and be payable monthly.  The interest payments shall be payable on the 15th day of the 1st month after an Advance under this Note and on the 15th day of each month thereafter for the first 12 months.  Principal and interest payments shall be paid monthly after the first 12 months in equal amounts, amortized over a 36-month period, with the first principal and interest payment due on the 15th day of the 13th month after an Advance under this Note and on the 15th day of each month thereafter under this Note until the 24th principal and interest payment at which time the entire outstanding principal and accrued interest shall be paid in full (or upon mutual agreement of the Maker and Holder, such payment may be extended or incorporated into a new Advance). (This is a balloon payment.)  Notwithstanding the above, on February 15, 2024 (“Maturity Date”), the entire principal balance and all accrued and unpaid interest thereon shall be due and payable in full. All payments shall be applied first to the payment of the unpaid Commitment Fees, legal fees and other Lender out-of-pocket expenses related to this Note and related documents, and then to interest, and thereafter to reduction of principal.

The Lender and Borrower have entered into a Credit Agreement of even date herewith (the “Credit Agreement”) that governs the issuance of this Note. Capitalized terms not defined herein shall have the meaning as set forth in the Credit Agreement.

This Note may be prepaid, in full or in part, at any time after the initial 6-month period after the initial Advance. Borrower shall pay Lender a prepayment fee equal to two and five-tenths percent (2.5%) on any prepaid principal amount received more than 20 days prior to its due date. Borrower shall pay to Lender a late charge of five percent (5%) of any payment not received by Lender within 15 days of its due date.

Upon the occurrence of an Event of Default as defined in the Credit Agreement, Lender may, at Lender’s option, declare the unpaid principal amount of this Note and any accrued interest thereon immediately due and payable, in addition to any other rights or remedies Lender may have at law or in equity.

If an Event of Default has occurred, the Borrower agrees to pay all costs of collection, including reasonable attorneys’ fees, litigation expenses and court costs, incurred in enforcing its rights hereunder. Upon the occurrence and during the continuance of an Event of Default, the outstanding principal amount hereof shall automatically bear interest at the rate stated hereinabove plus five percent (5%) per annum without any notice to Borrower. The Borrower hereby waives presentment or other demand for payment, protest and notice of dishonor, and exonerates the holder hereof from any and all duty and obligation to make demand on anyone for payment or to give notice to anyone of non-payment hereof. This Note and the rights of the parties shall be governed by, construed and enforced in accordance with the laws of the State of Minnesota. The venue of any actions or lawsuits under this Agreement shall exclusively be in the United States District Court for the State of Minnesota or the Fourth Judicial District Court (Hennepin County) for the State of Minnesota. The parties hereby consent and submit to the personal jurisdiction of said courts. BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT OR COUNTERCLAIM ARISING IN CONNECTION WITH, OUT OF, OR OTHERWISE RELATING TO THIS NOTE, THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT.

Lender specifically reserves the right to further extend this Note. Any such extension may provide for an extended period of time for principal repayment, an increase or decrease in the interest rate, advancement of additional principal sums, or any combination thereof (together with the inclusion of fees and costs related to such extension) resulting in principal and interest payment amounts equal to or exceeding those originally stated in this Note. The provisions of this Note shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Note may not be assigned by Borrower voluntarily, by operation of law or otherwise, without the prior written consent of Lender.

BORROWER:

The Coretec Group Inc.

By:

        Its:

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